Exhibit 99.1

PARTY CITY REPORTS FIRST QUARTER 2022 RESULTS

AND UPDATES 2022 BUSINESS OUTLOOK

Total Net Sales of $433 million; Comparable Sales increased 2.1% versus prior year

GAAP Net Loss of $26.9 million; Adjusted EBITDA of $4.6 million

ELMSFORD, N.Y.- May 9, 2022 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended March 31, 2022.

Brad Weston, Chief Executive Officer of Party City, stated, “We are pleased to deliver another quarter of topline growth with a sales increase of 1.4% and brand comp sales growth of 2.1%, despite a difficult consumer backdrop with the Omicron variant earlier in the quarter. As expected, our bottom line results were impacted by elevated costs, including greater than anticipated freight and commodity cost pressures that ramped later in the quarter. Amidst this choppy macro environment, our teams are doing a good job executing against our strategic priorities of ongoing enhancements to customer engagement as well as digital, IT and supply chain, in support of our purpose to inspire joy and make it easy to create unforgettable memories.”

Mr. Weston added, “As we look to the remainder of 2022, we expect supply chain and inflationary headwinds to continue, which is reflected in our updated outlook. While we navigate this near-term turbulence in costs, we are being very thoughtful with our mitigating actions on the pricing front, along with delivering an improved customer experience. To that end, we remain focused on executing against our strategic priorities, which we are confident will even better position Party City to drive long term growth and shareholder value.”

First Quarter Summary:

•
Total net sales were $433.0 million, an increase of 1.4% compared to the first quarter 2021 primarily driven by higher retail and North American Wholesale sales partially offset by the divestiture of a significant portion of our international operations in the first quarter of 2021.
•
Total retail sales increased 2.3% versus first quarter 2021 primarily driven by strong comparable sales increases in seasonal categories.
•
The total number of corporate Party City stores was 759 as of March 31, 2022 compared to 751 in the prior year period.
•
Brand comparable sales increased 2.1% in the 13 weeks ended April 2, 2022 versus the 13 weeks ended April 3, 2021.
•
Net third-party wholesale sales decreased 1.6% compared to the first quarter of 2021 principally due to the prior year divestiture of a significant portion of our international operations, partially offset by higher sales to franchise and independent customers as well as strong Anagram sales growth in the first quarter of 2022. Excluding the impact of the divestiture, wholesale sales increased 14.5%. a
•
Total gross profit margin decreased 380 basis points to 31.9% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin decreased approximately 350 basis points to 32.5% of net sales primarily driven by higher input costs from supply chain, raw materials, sourced merchandise, and labor. a
•
Operating expenses totaled $158.1 million or $9.0 million higher than the first quarter of 2021. Excluding certain items not indicative of core operating performance, expenses totaled $152.2 million, or 35.1% of net sales, a 260-basis point increase versus prior-year period due to higher store and corporate labor costs and the international divestiture. a b
•
Interest expense was $23.4 million during the first quarter of 2022, compared to $17.2 million during the first quarter of 2021. The increase primarily reflects the higher cost of debt associated with the first quarter of 2021 debt refinancing.
•
Reported GAAP net loss was $26.9 million, or loss of $0.24 per diluted share.
•
Adjusted net loss was $24.7 million, or a loss of $0.22 per diluted share, compared to adjusted net loss of $5.4 million, or a loss of $0.05 per share, in the first quarter of 2021. a
•
Adjusted EBITDA decreased to $4.6 million, versus $32.4 million during the first quarter of 2021 driven primarily by higher freight, material and labor costs, partially offset by higher net sales in the period. a a Refer to Reconciliation of Adjusted EBITDA for GAAP to Non-GAAP reconciliation. See “Non-GAAP Financial Information” for further description.

b Operating expenses refer to selling, general and administrative expenses.

Balance Sheet and Cash Flow Highlights:

As of the end of the first quarter 2022, the Company had total liquidity of $122.2 million consisting of $32.6 million in cash and approximately $75.2 million of availability under the PCHI ABL Facility and approximately $14.4 million of availability under the Anagram ABL Facility.

The carrying value of the Company's debt as of March 31, 2022 was $1,556.8 million. The principal balance of debt net of cash on March 31, 2022 was $1,430.7 million versus $1,303.0 million in the prior-year period. The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	March 31, 2022
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
Loans and notes payable*	$211,829	$209,112	$-	$209,112
8.75% Senior Secured First Lien Notes – due 2026	750,000	733,815	-	733,815
6.125% Senior Notes – due 2023	22,924	22,848	-	22,848
6.625% Senior Notes – due 2026	92,254	91,627	-	91,627
First Lien Party City Notes – due 2025	161,669	193,501	-	193,501
First Lien Anagram Notes – due 2025	118,699	-	148,831	148,831
Second Lien Anagram Notes – due 2026	93,613	-	144,625	144,625
Finance lease obligations	12,405	12,405	-	12,405
Total debt	1,463,393	1,263,308	293,456	1,556,764
Less: Cash	(32,645)	(20,766)	(11,879)	(32,645)
Total debt net of cash	$1,430,748	$1,242,542	$281,577	$1,524,119

*Balance consists of ABL Facility.

Net cash used in operating activities in the first three months of 2022 was $116.8 million, compared to net cash used in operating activities of $48.8 million in the prior year period. The increase in cash used in operating activities is primarily attributable to increased inventory purchases to support higher anticipated sales and increased inventory cost due to freight. The increase in cash used is also due to timing of payments related to accounts payable and accrued expenses and a higher net loss, partially offset by lower lease payments as the prior year reflected payment of COVID deferrals. Free cash flowa in the first three months of 2022 was $(14.0) million compared to $10.2 million in the prior year period, with the decrease driven by lower Adjusted EBITDA, partially offset by lower capital expenditures.

a Free cash flow defined as Adjusted EBITDA less capital expenditures (See “Non-GAAP Financial Information”).

Outlook:

The Company is providing the following updated 2022 outlook.

•
Net sales of $2.225 billion to $2.300 billion or an increase of approximately 2.5% to 6.0% versus 2021;
•
Brand comp sales change of approximately -1% to 2%;
•
GAAP net income of approximately $30 million to $48 million, assuming a full-year tax rate of 38%;
•
Adjusted EBITDA of approximately $235 million to $265 million;

•
Capital Expenditures of approximately $110 to $120 million*.

*CAPEX spend includes capital associated with the new headquarters building which will be partially offset by tenant improvement allowances and state tax incentives.

The table below sets forth a reconciliation from our 2022 forecasted GAAP Net Income to our Adjusted EBITDA.

(in thousands)	Low	High
GAAP Net Income	$29,800	$48,400
Income tax	18,200	29,600
Interest expense	96,000	96,000
Depreciation and Amortization Expense	70,000	70,000
GAAP EBITDA	$214,000	$244,000
EBITDA Add-Backs	21,000	21,000
Adjusted EBITDA	$235,000	$265,000

Conference Call Information

A conference call to discuss the first quarter 2022 financial results is scheduled for today, May 9, 2022, at 8:30 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-200-6205, access code 069731 (international callers please dial 929-526-1599) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including, Adjusted Net Third-Party Wholesale Sales, Adjusted Total Gross Profit Margin, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

In addition, we also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We also present free cash flow, which we define as Adjusted EBITDA less capital expenditures. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance.

In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding revenues, Brand Comparable or Same-Store Sales, net income, Adjusted EBITDA and the related adjustments, and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; successful implementation of our store growth strategy; decreases in our Halloween sales; product recalls or product liability; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending, including inflationary pressures; the continuing impact of COVID-19 on our global supply chain, retail store operations and customer demand; labor and material shortages and investments; disruption to the transportation system or increases in transportation costs; the impact of inflation on consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of tariffs and our ability to mitigate impacts; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is a leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With hundreds of retail stores filled with thousands of products across the United States, we make it easy for our customers to find the perfect party solution through our assortment of party products, balloons, and costumes for their celebration aided by the support of our party experts both in-store and online. Our retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites which offer rapid, contactless, and same day shipping options (including in-store and at curbside), principally through the domain name PartyCity.com. In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated consumer party products, with items found in retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers, e-commerce merchandisers and dollar stores. We combine state-of-the-art manufacturing and sourcing operations, sophisticated wholesale operations and multi-channel retail and e-commerce retail operations to design, manufacture, source and distribute party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,645	$47,914	$83,806
Accounts receivable, net	85,280	93,301	81,658
Inventories, net	517,459	443,295	428,316
Prepaid expenses and other current assets	69,668	57,656	47,803
Income tax receivable	55,614	56,317	68,632
Total current assets	760,666	698,483	710,215
Property, plant and equipment, net	224,134	221,870	214,698
Operating lease asset	729,587	693,875	687,214
Goodwill	664,943	664,296	659,865
Trade names	383,761	383,737	383,733
Other intangible assets, net	22,319	23,687	29,912
Other assets, net	25,425	25,952	9,832
Total assets	$2,810,835	$2,711,900	$2,695,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$209,112	$84,181	$142,859
Accounts payable	188,842	161,736	127,812
Accrued expenses	144,397	195,531	146,742
Current portion of operating lease liability	119,384	116,437	150,860
Income taxes payable	10,409	10,801	—
Current portion of long-term obligations	928	1,373	1,359
Total current liabilities	673,072	570,059	569,632
Long-term obligations, excluding current portion	1,346,724	1,351,189	1,358,495
Long-term portion of operating lease liability	681,949	655,875	628,217
Deferred income tax liabilities, net	28,067	29,195	31,036
Other long-term liabilities	23,266	22,868	33,195
Total liabilities	2,753,078	2,629,186	2,620,575
Commitments and contingencies
Stockholders’ equity:
Common stock (112,463,647, 112,170,944 and 111,258,890 shares outstanding and 124,607,064, 124,157,500 and 122,573,377 shares issued at March 31, 2022, December 31, 2021, and March 31, 2021, respectively)	1,384	1,384	1,383
Additional paid-in capital	984,060	982,307	976,037
Accumulated deficit	(598,874)	(571,985)	(579,486)
Accumulated other comprehensive income	4,473	3,541	5,134
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	391,043	415,247	403,068
Less: Common stock held in treasury, at cost (12,143,417, 11,986,556 and 11,314,487 shares at March 31, 2022, December 31, 2021, and March 31, 2021, respectively)	(333,286)	(332,533)	(327,388)
Total Party City Holdco Inc. stockholders’ equity	57,757	82,714	75,680
Noncontrolling interests	—	—	(786)
Total stockholders’ equity	57,757	82,714	74,894
Total liabilities and stockholders’ equity	$2,810,835	$2,711,900	$2,695,469

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$432,976	$426,807
Cost of sales	294,968	274,521
Gross profit	138,008	152,286
Selling, general and administrative expenses**	158,060	149,021
Loss on disposal of assets in international operations	—	3,211
(Loss) income from operations	(20,052)	54
Interest expense, net	23,395	17,214
Other (income) expense, net	(203)	427
(Loss) before income taxes	(43,244)	(17,587)
Income tax (benefit)	(16,355)	(3,469)
Net (loss)	(26,889)	(14,118)
Less: Net (loss) attributable to noncontrolling interests	—	(54)
Net (loss) attributable to common shareholders of Party City Holdco Inc.	$(26,889)	$(14,064)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(0.24)	$(0.13)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(0.24)	$(0.13)
Weighted-average number of common shares-Basic	112,407,040	110,917,349
Weighted-average number of common shares-Diluted	112,407,040	110,917,349
Dividends declared per share	$—	$—
Comprehensive (loss) income	$(25,937)	$20,937
Less: Comprehensive (loss) attributable to noncontrolling interests	—	(84)
Comprehensive (loss) income attributable to common shareholders of Party City Holdco Inc.	$(25,937)	$21,021
** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows (used in) operating activities:
Net (loss)	$(26,889)	$(14,118)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization expense	15,860	17,944
Amortization of deferred financing costs and original issuance discounts	1,271	863
Provision for doubtful accounts	945	696
Deferred income tax expense (benefit)	(1,135)	(3,386)
Change in operating lease liability/asset	(6,723)	(37,556)
Undistributed loss in equity method investments	310	336
Loss on disposal of assets	153	110
Loss on disposal of assets in international operations	—	3,211
Goodwill, intangibles and long-lived assets impairment	2,154	—
Stock-based compensation**	1,733	1,230
Loss on debt refinancing	—	226
Changes in operating assets and liabilities:
Decrease in accounts receivable	7,255	2,952
Increase in inventories	(75,596)	(17,565)
Increase in prepaid expenses and other current assets	(11,205)	(8,768)
(Decrease) increase in accounts payable, accrued expenses and income taxes payable	(24,958)	5,014
Net cash (used in) operating activities	(116,825)	(48,811)
Cash flows (used in) investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(7)	—
Capital expenditures	(18,620)	(22,184)
Proceeds from disposal of property and equipment	1,610	—
Proceeds from sale of international operations, net of cash disposed	—	20,556
Net cash (used in) investing activities	(17,017)	(1,628)
Cash flows provided by (used in) financing activities:
Repayment of loans, notes payable and long-term obligations	(5,518)	(792,849)
Proceeds from loans, notes payable and long-term obligations	124,759	794,750
Treasury stock purchases	(753)	(206)
Exercise of stock options	—	2,855
Debt issuance costs	—	(21,437)
Net cash provided by (used in) financing activities	118,488	(16,887)
Effect of exchange rate changes on cash and cash equivalents	85	(177)
Net (decrease) in cash and cash equivalents and restricted cash	(15,269)	(67,503)
Change in cash classified within current assets held for sale	—	31,628
Cash and cash equivalents and restricted cash at beginning of period*	48,914	119,681
Cash and cash equivalents and restricted cash at end of period*	$33,645	$83,806
Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense	$41,173	$20,309
Cash (received) paid during the period for income taxes, net of refunds	$(421)	$127

*Includes $1,000 of restricted cash at March 31, 2022 and December 31, 2021. There was no restricted cash as of March 31, 2021. The Company records restricted cash in other assets, net as presented in the consolidated balance sheet at March 31, 2022 and December 31, 2021.

** Stock-based compensation consists of stock-option expense – time-based, restricted stock units – time-based, restricted stock units – performance-based and directors – non-cash compensation, which were shown separately in prior years.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended March 31,
	2022	2021
(Dollars in thousands)
Net (loss)	$(26,889)	$(14,118)
Interest expense, net	23,395	17,214
Income tax (benefit)	(16,355)	(3,469)
Depreciation and amortization	15,860	17,944
EBITDA	(3,989)	17,571
Inventory restructuring and early lease terminations (f)	—	3,138
Other restructuring, retention and severance (a)	—	2,051
Goodwill, intangibles and long-lived assets impairment (b)	2,154	—
Deferred rent (c)	2,525	1,526
Closed store expense (d)	987	1,593
Foreign currency (gains), net	(281)	(539)
Stock-based compensation - employee**	1,712	1,282
Undistributed loss in equity method investments	310	336
Gain on sale of property, plant and equipment	(119)	—
COVID - 19 (e)	—	615
Inventory disposal reserve	621	—
Loss on sale of business	—	3,211
Net loss on debt repayment (g)	—	226
Other	684	1,409
Adjusted EBITDA	$4,604	$32,419
Adjusted EBITDA Margin	1.1%	7.6%

** Stock-based compensation consists of stock-option expense – time-based, restricted stock units – time-based and restricted stock units – performance-based, which were shown separately in prior years.

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended March 31, 2022 EBITDA Adjustments
	March 31, 2022 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (b)	Inventory disposal reserve	Gain on sale of property, plant and equipment	Stock-based compensation - employee**	Deferred rent (c)	Closed store expense (d)	Foreign currency losses/(gains), net	Other	March 31, 2022 Non-GAAP basis
Net sales	$432,976									$432,976
Cost of sales	294,968		(621)			(2,017)				292,330
Gross profit	138,008									140,646
Selling, General and administrative expenses**	158,060	(2,154)		119	(1,712)	(508)	(987)		(648)	152,170
(Loss) from operations	(20,052)									(11,524)
Interest expense, net	23,395								(40)	23,355
Other (income) expense, net	(203)							281	(306)	(228)
(Loss) before Income Taxes	(43,244)									(34,651)
Interest expense, net	23,395									23,395
Depreciation and amortization	15,860									15,860
EBITDA	(3,989)									4,604
Adjustments to EBITDA	8,593	(2,154)	(621)	119	(1,712)	(2,525)	(987)	281	(994)	—
Adjusted EBITDA	$4,604	$(2,154)	$(621)	$119	$(1,712)	$(2,525)	$(987)	$281	$(994)	$4,604
** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended March 31, 2021 EBITDA Adjustments
	March 31, 2021 GAAP Basis (as reported)	Early lease terminations	Net loss on debt repayment (g)	Stock-based compensation - employee**	Deferred rent (c)	Other restructuring, retention and severance (a)	Closed store expense (d)	COVID - 19 (e)	Foreign currency loss	Other	March 31, 2021 Non-GAAP basis
Net sales	$426,807										$426,807
Cost of sales	274,521	(1,382)								124	273,263
Gross profit	152,286										153,544
Selling, General and administrative expenses**	149,021	(1,756)		(1,282)	(1,526)	(2,052)	(1,593)	(615)		(1,367)	138,831
Loss on disposal of assets in international operations	3,211									(3,211)
Income from operations	54										14,713
Interest expense, net	17,214									(54)	17,160
Other (income) expense, net	427		(226)						539	(449)	292
(Loss) before income taxes	(17,587)										(2,739)
Interest expense, net	17,214										17,214
Depreciation and amortization	17,944										17,944
EBITDA	17,571										32,419
Adjustments to EBITDA	14,848	(3,138)	(226)	(1,282)	(1,526)	(2,052)	(1,593)	(615)	539	(4,957)	(0)
Adjusted EBITDA	$32,419	$(3,138)	$(226)	$(1,282)	$(1,526)	$(2,052)	$(1,593)	$(615)	$539	$(4,957)	$32,419
** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended March 31,
	2022	2021
(Dollars in thousands, except per share amounts)
(Loss) before income taxes	$(43,244)	$(17,587)
Intangible asset amortization	1,544	2,477
Amortization of deferred financing costs and original issuance discounts	1,271	863
Other restructuring, retention and severance (a)	—	1,936
Goodwill, intangibles and long-lived assets impairment (b)	2,154	—
Stock option expense	85	113
Restricted stock unit and restricted cash awards expense – performance-based	569	817
COVID - 19 (e)	—	615
Loss on disposal of assets	—	3,211
Inventory disposal reserve	621	764
Adjusted (loss) before income taxes	(37,000)	(6,791)
Adjusted income tax (benefit) (h)	(12,321)	(1,382)
Adjusted net (loss)	$(24,679)	$(5,409)
Adjusted net (loss) per common share – diluted	$(0.22)	$(0.05)
Weighted-average number of common shares-diluted	112,407,040	110,917,349

(a)
Amounts expensed principally relate to severance due to organizational changes.
(b)
In December 2021, the Company announced the closure of a manufacturing facility in New Mexico that ceased operations in February 2022. As a result, the Company recorded related shutdown charges (see Note 3, Disposition of Assets in Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the Quarterly Report on Form 10-Q).
(c)
The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.
(d)
Charges incurred related to closing and relocating stores in the ordinary course of business.
(e)
Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(f)
Costs incurred for early lease terminations and a merchandise transformation project to transition and optimize stores to the reduced SKU assortment levels.
(g)
The Company recognized net gain on debt repayment in 2021.
(h)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED THIRD-PARTY WHOLSESALE SALES

(In thousands, except percentages, unaudited)

	Three Months Ended March 31,
	2022	2021	Percent Variance
Wholesale third-party sales	$92,025	$93,524	(1.6)%
Third-party sales of divested entities	—	(13,165)
Adjusted Wholesale third-party sales	$92,025	$80,360	14.5%

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three months ended March 31,
	2022		2021
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$239,680	55.4%	$212,137	49.7%
Eliminations	(147,655)	(34.1)	(118,612)	(27.8)
Net wholesale	92,025	21.3	93,525	21.9
Retail	340,951	78.7	333,282	78.1
Total net sales	$432,976	100.0%	$426,807	100.0%

	Three months ended March 31,
	2022		2021
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$113,366	33.2%	$123,178	37.0%
Wholesale gross profit	24,642	26.8	29,108	31.1
Total gross profit	$138,008	31.9%	$152,286	35.7%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three months ended March 31,		Last 12 Months
	2022	2021

Store Count
Corporate Stores:
Beginning of period	759	746	751
New stores opened	2	5	7
Acquired	—	—	10
Closed	(2)	—	(9)
End of period	759	751	759
Franchise Stores
Beginning of period	72	85	82
New stores opened	—	—	—
Sold to Party City	—	—	(10)
Closed	(1)	(3)	(1)
End of period	71	82	71
Grand Total	830	833	830

	Three months ended March 31,
	2022	2021

Wholesale Share of Shelf (a)	78.6%	81.5%
Manufacturing Share of Shelf (b)	31.1%	33.0%

	Three months ended March 31,
	2022	2021

Brand comparable sales (c)	2.1%	35.9%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales.